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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 27, 2005

                        Gateway Financial Holdings, Inc.

      North Carolina                 000-33223                   56-2264354
 (State of incorporation)     (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

 1145 North Road Street, Elizabeth City, North Carolina             27909
       (Address of principal executive offices)                   (Zip Code)

                    Issuer's telephone number: (252) 334-1511

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

               This document contains 2 pages, excluding exhibits.

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ITEM 8.01 -- OTHER EVENTS.

        On September 27, 2005, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that its Board of Directors declared a quarterly cash dividend of $0.03 per share, a 50% increase over the $0.02 per share paid in the fourth quarter of 2004. The dividend is payable on November 15, 2005 to shareholders of record as of the close of business on October 28, 2005.

        The Bank is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach, (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

        The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

ITEM 9.01(c):  EXHIBITS

Exhibit 99:    Press release

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                Gateway Financial Holdings, Inc.


                                                By:  /s/ D. Ben Berry
                                                     ---------------------------
                                                     D. Ben Berry
                                                     President and
                                                     Chief Executive Officer

Date: September 27, 2005